Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
206-470-7137	206-757-2701
ir@zillow.com	press@zillow.com

ZILLOW GROUP REPORTS THIRD QUARTER 2015 RESULTS

Trulia Integration Completed Four Months Ahead of Schedule; Sets Up Zillow Group for Robust Sustainable Growth

•	Revenue of $176.8 million, up 13% year over year on a pro forma basis.

•	Adjusted EBITDA of $29.5 million, up 51% year over year on a pro forma basis, significantly ahead of expectations.

•	GAAP net loss of $26.0 million compared to GAAP net loss of $16.0 million during the same period last year.

•	Seasonal peak of nearly 150 million unique users in July to Zillow Group consumer brands Zillow, Trulia, StreetEasy and HotPads; average monthly unique users during third quarter of more than 142 million.

•	Trulia integration completed during third quarter, one quarter ahead of forecast, with unification of Zillow and Trulia advertising platforms.

SEATTLE – November 3, 2015 – Zillow® Group, Inc. (NASDAQ: Z) (NASDAQ: ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and Web, today announced its consolidated financial results for the quarter ended September 30, 2015.

“The third quarter was a remarkable one for Zillow Group, exceeding EBITDA expectations significantly. We also completed the unification of Zillow’s and Trulia’s ad platforms, marking the end of our major transition period of integration,” said Zillow Group CEO Spencer Rascoff. “We finished this integration four months ahead of schedule, and are ending 2015 in tremendous shape. Zillow Group will enter 2016 with the potential for robust sustainable growth in the years ahead.”

Third Quarter 2015 Financial Highlights

Throughout this release, financial results are presented on both a reported and pro forma basis. Reported results were prepared in accordance with generally accepted accounting principles (GAAP) unless otherwise noted. Pro forma results exclude items described in the reconciliation tables below and assume the February 2015 acquisition of Trulia occurred on January 1, 2014, the beginning of the comparable prior year reporting period. The pro forma results are presented in order to provide additional insights into the underlying trends in the business. Revenue and Adjusted EBITDA for the three months ended September 30, 2015 are presented in this release on an as reported basis. All share and per share amounts have been retroactively adjusted to give effect to the August 2015 Class C stock split.

•	Revenue increased 13% to $176.8 million from pro forma revenue of $155.8 million in the third quarter of 2014. Excluding Market Leader Revenue, Revenue increased 18% to $165.8 million from $140.3 million in the third quarter of 2014 on a pro forma basis.

•	Marketplace Revenue increased 22% to $153.2 million from pro forma revenue of $125.4 million in the third quarter of 2014.

•	Real Estate Revenue grew 27% to $129.7 million from pro forma revenue of $102.0 million in the third quarter of 2014.

•	Mortgages Revenue grew 60% to $12.6 million from pro forma revenue of $7.9 million in the third quarter of 2014.

•	Market Leader Revenue decreased 29% to $11.0 million from pro forma revenue of $15.5 million in the third quarter of 2014. As previously announced, Zillow Group completed the sale of Market Leader on September 30, 2015.

•	Display Revenue decreased 23% to $23.5 million from pro forma revenue of $30.4 million in the third quarter of 2014. The decrease is primarily a result of the continued strategic efforts to reduce display advertising on the company’s mobile applications and websites to further promote our Marketplace products.

•	Pro forma net loss was $21.4 million in the third quarter of 2015 compared to pro forma net loss of $18.6 million in the same period last year.

•	GAAP net loss was $26.0 million in the third quarter of 2015, which includes the impact of $4.1 million for the loss recorded in connection with the sale of Market Leader. GAAP net loss in the third quarter of 2015 also includes the impact of $3.4 million of restructuring costs and $2.0 million of acquisition-related costs, primarily due to the company’s February 2015 acquisition of Trulia and the related restructuring plan.

•	Adjusted EBITDA was $29.5 million in the third quarter of 2015, or 17% of Revenue, which was an increase from pro forma Adjusted EBITDA of $19.5 million in the third quarter of 2014, or 13% of pro forma Revenue. Adjusted EBITDA in the third quarter of 2015 was $11 million higher than the midpoint of our outlook of $18 million to $19 million. This outperformance was driven primarily by integration-related cost synergies, lower than expected advertising spend and savings on various expenses reserved for risk-related contingencies that were included in our outlook for the quarter.

•	Pro forma basic and diluted net loss per share was $0.12 in the third quarter of 2015 compared to pro forma basic and diluted net loss per share of $0.11 in the same period last year.

•	Basic and diluted GAAP net loss per share was $0.15 in the third quarter of 2015 compared to basic and diluted GAAP net loss per share of $0.13 in the same period last year. Basic and diluted GAAP net loss per share for the third quarter of 2015 includes the impact of $0.02 from restructuring costs due to the company’s February 2015 acquisition of Trulia and the related restructuring plan, $0.02 from the loss recorded in connection with the sale of Market Leader, and $0.01 from acquisition-related costs.

•	Basic and diluted non-GAAP net income per share was $0.07 in the third quarter of 2015, compared to basic non-GAAP net income per share of $0.05 and diluted non-GAAP net income per share of $0.04 in the same period last year, which exclude share-based compensation expense, acquisition-related costs, restructuring costs and the loss recorded in connection with the sale of Market Leader.

Operating and Business Highlights

•	During the third quarter, more than 142 million average monthly unique users visited Zillow Group consumer brands Zillow, Trulia, StreetEasy and HotPads. According to comScore, Zillow Group brands now represent more than 70% market share of all mobile exclusive visitors to the category.

•	The combination of Zillow’s and Trulia’s Premier Agent advertising products was completed in the third quarter, several months ahead of schedule.

•	Zillow Group is benefitting from the combined audience scale of having several of the largest mobile and online real estate brands under one roof. Since January, more than 350 MLSs have signed agreements to send listings directly to Zillow and Trulia, providing their members access to the largest audience of home shoppers on mobile and Web[1].

•	In the third quarter, Zillow Group’s average monthly revenue per advertiser, or ARPA, was $402, up 20% from $334 compared to the same period last year on a pro forma basis. The increase in ARPA was primarily driven by high-performing agents buying more advertising inventory from us rather than by increasing the price for existing advertising inventory.

•	Zillow Group’s agent advertisers totaled 96,965 as of September 30, 2015. The current advertiser count reflects the company’s continued strategic focus on growing participation by high-performing agents who provide a superior consumer experience. This number of advertisers is de-duplicated across Zillow and Trulia and excludes Market Leader-only subscribers. Additional information regarding historical pro forma agent advertisers and pro forma quarterly ARPA can be found on the Zillow Group Investor Relations Blog at www.zillowgroup.com/ir-blog.

•	In August 2015, Zillow Group completed its previously announced Class C stock split effected in the form of a dividend. All shareholders of record of Zillow Group’s Class A and Class B common stock on July 31, 2015, the record date for the stock split, received two shares of Class C capital stock for each share of Class A and Class B common stock held by them as of the record date. This is an extension of the company’s dual-class share structure and is intended to enable management to continue its focus on long-term growth and innovation, while maintaining the flexibility to issue additional stock for strategic business decisions and to retain and attract the best employees.

•	In August 2015, Zillow Group completed its acquisition of DotLoop, a Cincinnati-based company that simplifies real estate transactions by enabling real estate professionals and their clients to share, edit, sign, and store documents digitally.

•	In September 2015, Zillow Group completed its sale of the Market Leader business to the Perseus Division of Constellation Software, Inc. The sale included the Sharper Agent service and the Leads Direct, HouseValues and JustListed lead generation businesses.

Quarterly Conference Call

A quarterly conference call to discuss Zillow Group, Inc.’s third quarter 2015 financial results and business outlook will occur today at 2 p.m. Pacific Time (5 p.m. Eastern Time) and will be webcast live. The live webcast of the conference call will be available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com. For those without access to the Internet, the call may be accessed toll-free via phone at 877-643-7152 with conference ID# 45148557. Callers outside the United States may dial 443-863-7921 with conference ID# 45148557. Questions submitted via Zillow Group, Inc.’s Twitter account (www.twitter.com/zillowgroup) using the hashtag #ZEarnings will be considered during the Q&A portion of the call, in addition to questions submitted by those dialed in. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow Group, Inc.’s website at http://investors.zillowgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook and future operational plans. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments, including our February 2015 acquisition of Trulia and our August 2015 acquisition of DotLoop; Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the impact of the real estate industry on Zillow Group’s business; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to increase awareness of the Zillow Group brands; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to certain pro forma financial results, Adjusted EBITDA and non-GAAP net income per share, all of which are non-GAAP financial measures. We have provided a reconciliation of pro forma Adjusted EBITDA to pro forma net loss, Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and a reconciliation of net income, adjusted, to net loss, as reported on a GAAP basis, and the calculations of non-GAAP net income per share—basic and diluted and pro forma weighted-average shares outstanding – basic and diluted, within this earnings release.

The pro forma financial results included in this press release, although helpful in illustrating the financial characteristics of Zillow Group under one set of assumptions, are not true historical financial results. They are provided for informational purposes and do not attempt to represent Zillow Group’s actual financial condition if the February 2015 acquisition of Trulia had been completed on the applicable dates of the financial statements presented herein or predict or suggest future results.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect acquisition-related costs;

•	Adjusted EBITDA does not reflect restructuring costs;

•	Adjusted EBITDA does not reflect the loss on divestiture of business;

•	Adjusted EBITDA does not reflect interest expense;

•	Adjusted EBITDA does not reflect the impact of income taxes; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Our presentation of non-GAAP net income per share excludes the impact of share-based compensation expense, acquisition-related costs, restructuring costs and the loss on divestiture of business. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs, restructuring costs and the loss on divestiture of business facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group

Zillow Group (NASDAQ: Z) (NASDAQ: ZG) houses a portfolio of the largest real estate and home-related brands on mobile and Web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling, financing and home improvement. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy® and HotPads®. In addition, Zillow Group works with tens of thousands of real estate agents, lenders and rental professionals, helping maximize business opportunities and connect to millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including DotLoop®, Postlets®, Mortech®, Diverse Solutions® and Retsly®. The company is headquartered in Seattle.

Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.

Zillow, Postlets, Mortech, Diverse Solutions, Retsly, StreetEasy, and HotPads are registered trademarks of Zillow, Inc. Trulia is a registered trademark of Trulia, Inc. DotLoop is a registered trademark of DotLoop, Inc.

(ZFIN)

Pro Forma Financial Information

The following pro forma financial information gives effect to the February 2015 acquisition of Trulia as if it were consummated on January 1, 2014, the beginning of the comparable prior reporting period (except Revenue and Adjusted EBITDA for the three months ended September 30, 2015, which are presented on an as reported basis) (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015 (1)	2014 (2)	2015 (3)	2014 (4)
Pro forma revenue	$176,765	$155,790	$510,565	$419,283
Pro forma net loss	$(21,393)	$(18,616)	$(65,978)	$(72,070)
Pro forma net loss per share — basic and diluted	$(0.12)	$(0.11)	$(0.38)	$(0.42)
Pro forma weighted-average shares outstanding — basic and diluted	177,098	172,668	175,900	171,210
Other Financial Data:
Pro forma Adjusted EBITDA (5)	$29,477	$19,511	$75,017	$36,448

(1)	The three months ended September 30, 2015 includes pro forma adjustments for $3.4 million to eliminate restructuring costs associated with the acquisition of Trulia reflected in the historical financial statements and $1.2 million to eliminate direct and incremental acquisition-related costs reflected in the historical financial statements.
(2)	The three months ended September 30, 2014 includes pro forma adjustments for $24.0 million to eliminate direct and incremental acquisition-related costs reflected in the historical financial statements, $4.7 million to record additional amortization expense for acquired intangible assets, $1.8 million to eliminate Trulia’s historical amortization of capitalized website development costs, $0.7 million to record additional rent expense and $0.6 million to eliminate share-based compensation expense attributable to substituted equity awards.
(3)	The nine months ended September 30, 2015 includes pro forma adjustments for $49.1 million to eliminate direct and incremental acquisition-related costs reflected in the historical financial statements, $37.3 million to eliminate share-based compensation expense attributable to substituted equity awards and to record additional share-based compensation expense attributable to substituted equity awards, $35.3 million to eliminate restructuring costs associated with the acquisition of Trulia reflected in the historical financial statements, $2.4 million to record additional amortization expense for acquired intangible assets and $1.1 million to eliminate Trulia’s historical amortization of capitalized website development costs.
(4)	The nine months ended September 30, 2014 includes pro forma adjustments for $14.0 million to record additional amortization expense for acquired intangible assets, $5.9 million to eliminate Trulia’s historical amortization of capitalized website development costs, $3.4 million to eliminate share-based compensation expense attributable to substituted equity awards and $2.5 million to record additional rent expense.
(5)	See below for a reconciliation of pro forma Adjusted EBITDA to pro forma net loss.

The basic and diluted pro forma net loss per share is based on the weighted-average number of shares of Zillow Group common stock outstanding for the period presented and adjusted for the number of shares of Class A common stock issued in connection with the February 2015 acquisition of Trulia, assuming for the purposes of the unaudited pro forma condensed combined statements of operations that the closing date of the acquisition was January 1, 2014. The calculation of the number of shares used in the computation of pro forma basic and diluted net loss per share is as follows (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Weighted-average shares outstanding — basic and diluted (1)	125,318	120,888	124,120	119,430
Class A common stock issued in connection with the acquisition of Trulia	51,780	51,780	51,780	51,780

Pro forma weighted-average shares outstanding — basic and diluted	177,098	172,668	175,900	171,210

(1)	Amounts exclude shares of Zillow Group Class A common stock issued in connection with the acquisition of Trulia.

The following table presents a reconciliation of pro forma Adjusted EBITDA to pro forma net loss for each of the periods presented (other than Adjusted EBITDA for the three months ended September 30, 2015, which is presented on an as reported basis) (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Loss:
Pro forma net loss	$(21,393)	$(18,616)	$(65,978)	$(72,070)
Pro forma other income	(366)	(374)	(1,118)	(1,168)
Pro forma depreciation and amortization expense	19,584	19,642	59,865	54,696
Pro forma share-based compensation expense	28,015	17,203	75,472	49,883
Pro forma acquisition-related costs	757	—	757	—
Loss on divestiture of business	4,143	—	4,143	—
Pro forma interest expense	1,590	1,589	4,729	4,744
Pro forma income tax provision (benefit)	(2,853)	67	(2,853)	363

Pro forma Adjusted EBITDA	$29,477	$19,511	$75,017	$36,448

The following table presents our pro forma revenue by type for each of the periods presented (other than revenue for the three months ended September 30, 2015, which is presented on an as reported basis) (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Pro Forma Revenue:
Pro forma Marketplace revenue:
Real estate	$129,662	$102,038	$365,616	$264,763
Mortgages	12,624	7,869	32,967	22,577
Market Leader	10,957	15,493	37,068	46,697

Total pro forma Marketplace revenue	153,243	125,400	435,651	334,037
Pro forma Display revenue	23,522	30,390	74,914	85,246

Total pro forma revenue	$176,765	$155,790	$510,565	$419,283

Reported Consolidated Results

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$233,539	$125,765
Short-term investments	303,220	246,829
Accounts receivable, net	33,568	18,684
Prepaid expenses and other current assets	25,205	10,059

Total current assets	595,532	401,337
Restricted cash	6,739	—
Long-term investments	—	83,326
Property and equipment, net	85,745	41,600
Goodwill	1,909,820	96,352
Intangible assets, net	563,540	26,757
Other assets	1,073	358

Total assets	$3,162,449	$649,730

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$6,124	$9,358
Accrued expenses and other current liabilities	67,449	16,883
Accrued compensation and benefits	12,430	6,735
Deferred revenue	19,820	15,356
Deferred rent, current portion	1,160	864

Total current liabilities	106,983	49,196
Deferred rent, net of current portion	13,836	11,755
Long-term debt	230,000	—
Deferred tax liabilities and other long-term liabilities	138,189	—

Total liabilities	489,008	60,951
Shareholders’ equity:
Class A common stock	5	3
Class B common stock	1	1
Class C capital stock	12	8
Additional paid-in capital	2,924,038	716,498
Accumulated other comprehensive income	270	—
Accumulated deficit	(250,885)	(127,731)

Total shareholders’ equity	2,673,441	588,779

Total liabilities and shareholders’ equity	$3,162,449	$649,730

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$176,765	$88,646	$475,307	$233,564
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	16,453	7,679	46,509	20,636
Sales and marketing (2)	82,044	47,463	229,272	131,025
Technology and development (2)	53,718	20,789	142,783	57,032
General and administrative (2)	42,672	15,757	124,506	44,968
Acquisition-related costs	1,988	13,200	16,144	13,384
Restructuring costs (2)	3,425	—	35,142	—
Loss on divestiture of business	4,143	—	4,143	—

Total costs and expenses	204,443	104,888	598,499	267,045

Loss from operations	(27,678)	(16,242)	(123,192)	(33,481)
Other income	366	265	1,085	768
Interest expense	(1,590)	—	(3,900)	—

Loss before income taxes	(28,902)	(15,977)	(126,007)	(32,713)
Income tax benefit	2,853	—	2,853	—

Net loss	$(26,049)	$(15,977)	$(123,154)	$(32,713)

Net loss per share — basic and diluted	$(0.15)	$(0.13)	$(0.74)	$(0.27)
Weighted-average shares outstanding — basic and diluted	177,098	120,888	166,986	119,430

(1) Amortization of website development costs and intangible assets included in technology and development	$16,405	$7,472	$45,304	$21,113

(2) Includes share-based compensation expense as follows:
Cost of revenue	$1,378	$489	$3,440	$1,280
Sales and marketing	7,446	1,885	20,439	4,886
Technology and development	7,642	2,748	20,413	7,829
General and administrative	11,549	3,512	36,610	10,181
Restructuring costs	1,059	—	15,063	—

Total	$29,074	$8,634	$95,965	$24,176

Other Financial Data:
Adjusted EBITDA (3)	$29,477	$14,631	$67,170	$29,788

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net loss	$(123,154)	$(32,713)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54,031	25,709
Share-based compensation expense	80,902	24,176
Restructuring costs	19,206	—
Release of valuation allowance on certain deferred tax assets	(2,853)	—
Loss on disposal of property and equipment	1,007	456
Loss on divestiture of businesses	3,690	—
Bad debt expense	2,414	1,699
Deferred rent	2,635	3,179
Amortization of bond premium	2,090	2,628
Changes in operating assets and liabilities:
Accounts receivable	(4,009)	(8,259)
Prepaid expenses and other assets	7,849	(4,082)
Accounts payable	(8,394)	8,642
Accrued expenses and other current liabilities	6,132	7,155
Accrued compensation and benefits	(2,982)	2,344
Deferred revenue	(4,064)	2,423
Other long-term liabilities	4,088	—

Net cash provided by operating activities	38,588	33,357
Investing activities
Proceeds from maturities of investments	244,079	109,912
Purchases of investments	(227,223)	(212,259)
Proceeds from sales of investments	8,260	—
Decrease in restricted cash	207	—
Purchases of property and equipment	(42,391)	(24,279)
Purchases of intangible assets	(11,114)	(3,170)
Proceeds from divestiture of businesses	17,600	—
Cash acquired in acquisition, net	173,406	—
Cash paid for acquisitions, net	(104,192)	(3,500)

Net cash provided by (used in) investing activities	58,632	(133,296)
Financing activities
Proceeds from exercise of stock options	18,499	20,944
Value of equity awards withheld for tax liability	(7,945)	—

Net cash provided by financing activities	10,554	20,944
Net increase (decrease) in cash and cash equivalents during period	107,774	(78,995)
Cash and cash equivalents at beginning of period	125,765	201,760

Cash and cash equivalents at end of period	$233,539	$122,765

Supplemental disclosures of cash flow information
Cash paid for interest	$3,163	$—
Noncash transactions:
Value of Class A common stock issued in connection with an acquisition	$1,883,728	$—
Capitalized share-based compensation	$8,071	$4,996
Write-off of fully depreciated property and equipment	$24,899	$3,252

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(26,049)	$(15,977)	$(123,154)	$(32,713)
Other income	(366)	(265)	(1,085)	(768)
Depreciation and amortization expense	19,584	9,039	54,031	25,709
Share-based compensation expense	28,015	8,634	80,902	24,176
Acquisition-related costs	1,988	13,200	16,144	13,384
Restructuring costs	3,425	—	35,142	—
Loss on divestiture of business	4,143	—	4,143	—
Interest expense	1,590	—	3,900	—
Income tax benefit	(2,853)	—	(2,853)	—

Adjusted EBITDA	$29,477	$14,631	$67,170	$29,788

Non-GAAP Net Income per Share

The following table presents a reconciliation of net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss, as reported	$(26,049)	$(15,977)	$(123,154)	$(32,713)
Share-based compensation expense	28,015	8,634	80,902	24,176
Acquisition-related costs	1,988	13,200	16,144	13,384
Restructuring costs	3,425	—	35,142	—
Loss on divestiture of business	4,143	—	4,143	—

Net income, adjusted	$11,522	$5,857	$13,177	$4,847

Weighted-average shares outstanding - basic	177,098	120,888	166,986	119,430
Weighted-average shares outstanding - diluted	193,399	130,617	184,443	128,904
Non-GAAP net income per share - basic	$0.07	$0.05	$0.08	$0.04
Non-GAAP net income per share - diluted	$0.07	$0.04	$0.09	$0.04

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Marketplace revenue:
Real estate	$129,662	$65,586	$345,532	$168,232
Mortgages	12,624	7,106	32,575	20,800
Market Leader	10,957	—	29,544	—

Total Marketplace revenue	153,243	72,692	407,651	189,032
Display revenue	23,522	15,954	67,656	44,532

Total revenue	$176,765	$88,646	$475,307	$233,564

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Percentage of Total Revenue:
Marketplace revenue:
Real estate	73%	74%	73%	72%
Mortgages	7%	8%	7%	9%
Market Leader	6%	0%	6%	0%

Total Marketplace revenue	87%	82%	86%	81%
Display revenue	13%	18%	14%	19%

Total revenue	100%	100%	100%	100%

Key Growth Drivers

The following tables set forth our key growth drivers for each of the periods presented. Zillow Group’s strategy is to focus on growing revenue from high-producing agents, and not by increasing the overall number of new advertisers. Real Estate Revenue increased 27% year-over-year on a pro forma basis in the third quarter to $129.7 million.

	Average Monthly Unique Users for the Three Months Ended September 30,		2014 to 2015 % Change
	2015	2014
	(in thousands)
Unique Users	142,121	85,979	65%

Unique users source: Zillow measures unique users with Google Analytics and Trulia measures unique users with Omniture analytical tools. Beginning on February 17, 2015, the reported monthly unique users reflect the effect of Zillow Group’s February 17, 2015 acquisition of Trulia.

	At September 30,		2014 to 2015 % Change
	2015	2014
Agent Advertisers	96,965	60,877	59%

[1]	Based on internal tracking and comScore Media Metrix Real Estate Category Ranking by Unique Visitors, September 2015, US Data.